UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 23, 2025

Date of Report (Date of Earliest Event Reported)

VIPER ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36505	46-5001985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Texas Ave.

Suite 100

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (432) 221-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	VNOM	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Base Indenture and First Supplemental Indenture

On July 23, 2025, Viper Energy, Inc. (“Viper Energy”) and Viper Energy Partners LLC (the “Issuer”) completed their previously announced underwritten public offering (the “Notes Offering”) of $500,000,000 in aggregate principal amount of the Issuer’s 4.900% Senior Notes due 2030 (the “2030 Notes”) and $1,100,000,000 in aggregate principal amount of the Issuer’s 5.700% Senior Notes due 2035 (the “2035 Notes”, together with the 2030 Notes, the “Notes”). Each series of Notes will be fully and unconditionally guaranteed by (i) Viper Energy and (ii) following the consummation of Viper Energy’s previously announced acquisition of Sitio Royalties Corp. (the “Sitio Acquisition”), each of Viper Energy and New Cobra Pubco, Inc., a Delaware corporation (“New Viper”, together with Viper Energy, the “Guarantors”).

The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3 (No. 333-288574), filed with the U.S. Securities and Exchange Commission (the “SEC”) and automatically effective on July 9, 2025 (the “Shelf Registration Statement”). The terms of the Notes are further described in Viper Energy’s prospectus supplement dated July 9, 2025, as filed with the SEC under Rule 424(b)(2) of the Act on July 11, 2025 (the “Prospectus”).

On July 23, 2025, the Notes were issued pursuant to the Indenture (the “Base Indenture”), dated as of July 23, 2025, between the Issuer and Computershare Trust Company, National Association (the “Trustee”), as trustee, as supplemented by the First Supplemental Indenture, dated as of July 23, 2025 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, as the issuer, Viper Energy, as guarantor, and the Trustee, setting forth specific terms applicable to the Notes.

The Notes and the Guarantors’ guarantees thereof are the Issuer’s and each Guarantor’s respective senior unsecured obligations and rank equally in right of payment with all of the Issuer’s and each Guarantor’s respective existing and future senior indebtedness, including all of the Issuer’s and each Guarantor’s obligations under the Revolving Credit Facility (as defined below) and under the Term Loan Credit Agreement (as defined below), and senior in right of payment to any of the Issuer’s and each Guarantor’s future indebtedness that is expressly subordinated in right of payment to the Notes and the Guarantors’ guarantees thereof, respectively.

The Issuer may optionally redeem the 2030 Notes in whole or in part at any time prior to July 1, 2030 and the 2035 Notes in whole or in part at any time prior to May 1, 2035 (each date, the “Par Call Date” in respect of the applicable series of Notes) at a redemption price calculated in a manner set forth in the Indenture. On or after the applicable Par Call Date in respect of a series of Notes, the Issuer may redeem the Notes of such series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

The Indenture contains customary terms and covenants, including limitations on the ability of the Parent Guarantor (as defined in the Indenture) and its restricted subsidiaries to incur liens securing funded debt, the Issuer’s and each Guarantor’s ability to consolidate, merge with or into or sell, convey, transfer or lease all or substantially all of its properties and assets to any person.

Term Loan Credit Agreement

On July 23, 2025, Viper Energy, as guarantor, and the Issuer, as borrower, entered into a Term Loan Credit Agreement with the lenders named therein and Goldman Sachs Bank USA as administrative agent (the “Term Loan Credit Agreement”). The Term Loan Credit Agreement provides the Issuer with the ability to borrow up to $500 million on an unsecured basis. Following the consummation of the Sitio Acquisition, New Viper will also fully and unconditionally guarantee the obligations under the Term Loan Credit Agreement.

The availability of the loans under the Term Loan Credit Agreement, which have not yet been funded, is subject to the satisfaction (or waiver) of customary conditions set forth therein, including the closing of the Sitio Acquisition. The loans under the Term Loan Credit Agreement will be made in a single borrowing on the date such conditions are satisfied and will mature and be payable in full on the second anniversary thereof (or, if the Applicable Margin Election (as defined in the Term Loan Credit Agreement) is made, the second anniversary of the Sitio Initial Outside Date (as defined in the Term Loan Credit Agreement)).

Borrowings under the Term Loan Credit Agreement will bear interest at a fluctuating rate per annum equal to, at the Issuer’s option, the alternate base rate or the adjusted term SOFR rate, in each case, plus an applicable margin calculated based on the credit ratings of Viper Energy’s senior, unsecured, long-term debt. The Issuer will also pay to the lenders under the Term Loan Credit Agreement certain customary fees, including undrawn commitment fees accruing from and after the date that is 90 days after the Effective Date (as defined in the Term Loan Credit Agreement) to but excluding the earliest of (i) the date on which the term loans are funded, (ii) if the Applicable Margin Election is made, the Sitio Initial Outside Date and (iii) the termination or expiration of the commitments in respect of the Term Loan Credit Agreement, and other fees as set forth therein.

The loans under the Term Loan Credit Agreement may be voluntarily prepaid, and unutilized commitments thereunder may be voluntarily reduced, without penalty, other than customary term SOFR loan breakage.

The Term Loan Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type, as more fully described in the Term Loan Credit Agreement. The Term Loan Credit Agreement also contains events of default (subject to grace periods, as applicable), including, among others: nonpayment of principal, interest or fees; breach of covenants; payment default on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unsatisfied judgments; and the occurrence of a change of control.

The foregoing descriptions of the Indenture and the Term Loan Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture and the Term Loan Credit Agreement, which are set forth as Exhibits 4.1, 4.2, and 4.3, respectively, hereto and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

Legal Opinion Relating to the Notes

In connection with closing of the Notes Offering, Viper Energy is filing a legal opinion regarding the legality of the Notes issued in the Notes Offering, attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement.

Satisfaction and Discharge of Existing 2027 Notes

In connection with the issuance of the Notes, on July 23, 2025, Viper Energy (i) issued and delivered a notice of redemption to redeem all of the outstanding principal amount of its 5.375% Senior Notes due 2027 (the “Existing 2027 Notes”), issued pursuant to that certain Indenture, dated as of October 16, 2019, by and among Viper Energy, as issuer, the Trustee (successor to Wells Fargo Bank, National Association), as trustee, and the guarantors party thereto (as supplemented prior to the date hereof, the “Existing 2027 Notes Indenture”) at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon up to but excluding November 1, 2025 (the “Redemption Date” and such amount, the “Redemption Amount”) and (ii) irrevocably deposited, or caused to be deposited, with the Trustee money and U.S. government obligations in an amount sufficient to pay the Redemption Amount on the Redemption Date. Following the deposit of such funds, the Existing 2027 Notes Indenture was satisfied and discharged in accordance with its terms and ceased to be of further effect as to the Existing 2027 Notes issued thereunder.

Redemption of Existing 2031 Notes

On July 23, 2025, Viper Energy redeemed all of the outstanding principal amount of its 7.375% Senior Notes due 2031 (the “Existing 2031 Notes”), issued pursuant to that certain Indenture, dated as of October 19, 2023, by and among Viper Energy, as issuer, the Trustee, as trustee, and the guarantors party thereto (as supplemented prior to the date hereof, the “Existing 2031 Notes Indenture”) at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium calculated in accordance with the Existing 2031 Notes Indenture, plus accrued and unpaid interest thereon up to but excluding July 23, 2025 (the “Redemption”). As a result of the Redemption, the Existing 2031 Notes Indenture was terminated.

Revolving Credit Agreement Guarantee Release

As previously disclosed, on June 12, 2025 Viper Energy, as guarantor, entered into a Credit Agreement with the Issuer as borrower, the lenders and other guarantors named therein and Wells Fargo Bank, National Association, as administrative agent (the “Revolving Credit Agreement”). The Revolving Credit Agreement was initially guaranteed by certain subsidiaries of the Issuer. In connection with closing of the Notes Offering, the conditions necessary to release the subsidiary guarantees under the Revolving Credit Agreement were satisfied and such guarantees were automatically released.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of July 23, 2025, between Viper Energy Partners LLC and Computershare Trust Company, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of July 23, 2025, by and among Viper Energy Partners LLC, Viper Energy, Inc. and Computershare Trust Company, National Association, as Trustee (including the form of the Notes).

4.3	Term Loan Credit Agreement, dated as of July 23, 2025, by and among Viper Energy Partners LLC, Viper Energy, Inc., the lenders party thereto and Goldman Sachs Bank USA, as administrative agent.

5.1	Opinion of Counsel.

23.1	Consent of Counsel (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY, INC.

Date: July 23, 2025

	By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	Chief Financial Officer